Exhibit 10.1

BAYCOM CORP

2024 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

[Market-Based Vesting; Hybrid Settlement — 50% Stock / 50% Cash]

Date of Grant:

Participant:

Number of PSUs Granted:

Appreciation Threshold Price:	$

Settlement Date:		3rd anniversary of the Date of Grant

This award of performance stock units (“PSUs”) is granted as of the above Date of Grant by BayCom Corp, a California corporation (the “Company”), to the above-named Participant pursuant to the BayCom Corp 2024 Omnibus Incentive Plan (as the same may from time to time be amended, the “Plan”), and upon the terms and conditions and subject to the restrictions set forth in the Plan and hereinafter set forth. A copy of the Plan, as currently in effect, is incorporated herein by reference and either is attached hereto or has been delivered previously to the Participant. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

1.

PSU Award. The Company hereby awards the Participant the number of PSUs set forth above. Each PSU represents the contingent right to receive, upon satisfaction of the conditions set forth herein, (i) one-half (0.5) of one share of Common Stock (the “Stock Component”), and (ii) a cash payment equal to the Fair Market Value of one-half (0.5) of one share of Common Stock on the Settlement Date (the “Cash Component” and, together with the Stock Component, the “Settlement Consideration”), subject to the terms, conditions and restrictions set forth in this Agreement and the Plan.

2.	Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)	“Appreciation Threshold Price” means $____ per share of Common Stock.

(b)

“Banked PSUs” means PSUs that have been earned pursuant to Section 3(a) hereof upon satisfaction of the Market Vesting Condition and credited to the Participant’s account pending settlement pursuant to Section 4.

(c)	“Banking Period” means the period commencing on the Date of Grant and ending on the Settlement Date.

(d)

“Cash Settlement Amount” means, with respect to any settlement of Banked PSUs (and related DEUs) pursuant to this Agreement, a cash amount equal to the Fair Market Value of a share of Common Stock on the applicable settlement date (or such other date as expressly specified herein) multiplied by one-half of the total number of Banked PSUs and DEUs being settled.

(e)

“Market Vesting Condition” means the condition described in Section 3(a) hereof, being satisfied when the volume-weighted average price per share of Common Stock for the regular trading session (9:30 a.m. to 4:00 p.m. Eastern Time), reflecting trades executed on the Nasdaq Stock Market as reported by Bloomberg L.P. (or directly by the Nasdaq Stock Market if Bloomberg data is unavailable), rounded to the nearest cent, equals or exceeds the Appreciation Threshold Price on each and every Trading Day during a period of twenty (20) consecutive Trading Days (the "Measurement Period"). For the avoidance of doubt, the Committee's determination that the Market Vesting Condition has been satisfied shall be final and binding on the Participant absent manifest error.

(f)

“Settlement Date” means the date that is three (3) years after the Date of Grant; provided that the Settlement Date shall be accelerated to an earlier date solely to the extent expressly provided in Sections 5 or 6 of this Agreement, and except as otherwise required by Section 409A as set forth in Section 15 hereof.

(g)	“Target PSUs” means the total number of PSUs granted to the Participant on the Date of Grant, as set forth above.

(h)	“Trading Day” means any day on which the principal national securities exchange on which the Common Stock is listed is open for trading.

(i)	“Trigger Date” means the last Trading Day of the first Measurement Period during which the Market Vesting Condition is satisfied.

3.	Market Vesting Condition; Banking of PSUs.

(a)

Market Vesting Condition. The PSUs shall be earned and become Banked PSUs only upon satisfaction of the Market Vesting Condition and Committee certification pursuant to this Section 3(a). The Market Vesting Condition shall be deemed satisfied on the Trigger Date, being the last day of the first period of twenty (20) consecutive Trading Days during which the volume-weighted average price per share of Common Stock, as reported by the principal national securities exchange on which the Common Stock is listed, equals or exceeds the Appreciation Threshold Price on each and every Trading Day during such period. For the avoidance of doubt, if the volume-weighted average price per share of Common Stock falls below the Appreciation Threshold Price on any Trading Day during an otherwise qualifying Measurement Period, such Measurement Period shall terminate and a new Measurement Period must commence. If the Market Vesting Condition is not satisfied prior to the Settlement Date, all PSUs shall be forfeited without consideration on the Settlement Date.

Notwithstanding the foregoing, no PSUs shall become Banked PSUs unless and until the Committee (or its designee) has certified in writing that the Market Vesting Condition has been satisfied (the “Certification”). The Committee shall make such Certification as promptly as practicable following the Trigger Date, and in no event later than thirty (30) days thereafter. The Certification shall be based on the VWAP data for the applicable Measurement Period as reported in accordance with the definition of Market Vesting Condition in Section 2(e), and the Committee’s Certification shall be final and binding on the Participant absent manifest error.

(b)

Banking of PSUs. Upon Committee Certification, all PSUs granted hereunder shall automatically become Banked PSUs and shall be credited to the Participant’s account. Banked PSUs shall remain subject to the terms and conditions of this Agreement, including the forfeiture conditions set forth in Sections 4(b) and 5, until the Settlement Date.

(c)

Restrictions on Transfer. Until settlement pursuant to Section 4, 5 or 6, the PSUs (whether or not Banked) and the underlying shares of Common Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Participant, except by will or the laws of descent and distribution in the event of the death of the Participant.

(d)

Insider Trading Policy; Forfeiture for Manipulation. The Participant acknowledges that the Participant’s trading in Company securities during any active Measurement Period is subject to the Company’s insider trading policy and any applicable blackout periods imposed by the Company, and the Participant agrees to comply therewith at all times. Any trading in Company securities by the Participant that is determined by the Committee to have been undertaken with the primary intent of artificially influencing the VWAP for the purpose of satisfying the Market Vesting Condition shall constitute a material breach of this Agreement and shall result in immediate forfeiture of all PSUs and DEUs, without consideration, together with the right of the Company to recover from the Participant the Fair Market Value of any shares previously issued and the amount of any cash previously paid in settlement of Banked PSUs. The Company reserves all rights and remedies available at law or in equity in connection with any such breach, including referral to appropriate regulatory or law enforcement authorities. The protections and remedies set forth in this Section 3(d) are in addition to, and not in lieu of, any rights or remedies available to the Company under the Recoupment Policy (as defined in Section 12) or applicable law.

4.	Settlement of Banked PSUs.

(a)

Settlement Date. Subject to Sections 5 and 6 of this Agreement, each Banked PSU shall be settled solely on the Settlement Date (i.e., the third (3rd) anniversary of the Date of Grant) as follows: (i) one-half of the total number of Banked PSUs (and any DEUs credited thereon pursuant to Section 7), rounded in favor of the Stock Component, shall be settled by the issuance to the Participant of one share of Common Stock per Banked PSU in the Stock Component (the “Stock Settlement”); and (ii) the remaining one-half of the total number of Banked PSUs (and any DEUs credited thereon pursuant to Section 7) shall be settled by payment to the Participant of the Cash Settlement Amount (the “Cash Settlement”). Under no circumstances shall any Banked PSU be settled prior to the Settlement Date except as expressly provided in Sections 5 and 6 and as required by Section 409A as set forth in Section 15, and under no circumstances shall the Stock Component be settled in cash or the Cash Component be settled in stock. The Company shall issue stock certificates or evidence the issuance of shares in book-entry form, and shall pay the Cash Settlement Amount, as promptly as practicable following the Settlement Date, but in no event later than thirty (30) days thereafter.

(b)

Forfeiture of Unearned PSUs. Any PSUs that have not become Banked PSUs prior to or on the Settlement Date shall be automatically forfeited and cancelled without any payment or consideration to the Participant.

5.	Termination of Service.

(a)	Death or Disability. If, prior to the Settlement Date, the Participant’s employment or service with the Company or United Business Bank is terminated due to death or Disability, then:

(A)

if the Market Vesting Condition has been satisfied prior to such termination, all Banked PSUs (together with any related DEUs) shall vest in full and be settled within sixty (60) days following the date of such termination, with the Cash Settlement Amount determined as of the date of such termination (subject to Section 15 with respect to any Participant who is a “specified employee” within the meaning of Section 409A at the time of a termination due to Disability); and

(B)	if the Market Vesting Condition has not been satisfied prior to such termination, all PSUs shall be immediately forfeited without consideration.

(b)

Involuntary Termination Without Cause; Resignation for Good Reason. If, prior to the Settlement Date, the Participant’s employment or service with the Company or United Business Bank is involuntarily terminated by the Company other than for Cause, or the Participant resigns for good reason under an employment, severance or other agreement between the Participant and the Company or United Business Bank that is then in effect (each, an “Involuntary Termination”), then:

(A)

if the Market Vesting Condition has been satisfied prior to such Involuntary Termination, all Banked PSUs (together with any related DEUs) shall vest in full and be settled within sixty (60) days following the date of such Involuntary Termination, with the Cash Settlement Amount determined as of the date of such Involuntary Termination (subject to Section 15 with respect to any Participant who is a “specified employee” within the meaning of Section 409A at the time of such Involuntary Termination); and

(B)

if the Market Vesting Condition has not been satisfied prior to such Involuntary Termination, a pro-rata portion of the unearned PSUs shall be retained and remain outstanding, calculated by multiplying the Target PSUs by a fraction, the numerator of which is the number of full calendar months elapsed from the Date of Grant to the date of such Involuntary Termination, and the denominator of which is thirty-six (36), rounded down to the nearest whole unit. Such pro-rata portion shall remain subject to the Market Vesting Condition and, if and when the Market Vesting Condition is satisfied prior to the Settlement Date, such pro-rata portion shall become Banked PSUs and shall be settled as promptly as practicable following the Settlement Date in accordance with Section 4, with the Cash Settlement Amount determined as of the Settlement Date. If the Market Vesting Condition is not satisfied prior to the Settlement Date, such pro-rata portion shall be forfeited without consideration on the Settlement Date. Any PSUs in excess of such pro-rata portion shall be immediately forfeited without consideration as of the date of such Involuntary Termination.

(c)

All Other Terminations. If the Participant’s employment or service is terminated for any reason other than death, Disability or an Involuntary Termination (including, without limitation, termination by the Company for Cause or voluntary resignation by the Participant other than for good reason), then all PSUs (whether or not Banked) and any related DEUs shall be immediately forfeited without consideration as of the date of such termination.

6.

Effect of Change in Control. The effect of a Change in Control on outstanding PSU Awards shall be governed by Article 12 of the Plan. To the extent that any settlement of Banked PSUs is required upon a Change in Control pursuant to Article 12 of the Plan because no Replacement Award has been provided to the Participant, such settlement shall be made on the effective date of the Change in Control in accordance with the 50/50 settlement provisions of this Agreement (one-half in shares of Common Stock and one-half in cash equal to the Fair Market Value of an equivalent number of shares of Common Stock determined as of the effective date of the Change in Control). To the extent a Replacement Award is provided to the Participant pursuant to Article 12 of the Plan, the settlement form and timing of such Replacement Award shall be governed by the terms of the Replacement Award.

7.

Participant's Rights; Dividend Equivalent Rights. The Participant shall have no voting rights with respect to the shares of Common Stock underlying the PSUs (whether or not Banked) unless and until such shares of Common Stock are issued to the Participant in settlement of the Stock Component.

(a)

Crediting of DEUs. Following the Trigger Date, the Participant shall be entitled to receive dividend equivalent units (“DEUs”) with respect to the entire balance of Banked PSUs. On each date that the Company pays a cash dividend on its Common Stock following the Trigger Date and prior to the Settlement Date (or earlier settlement or forfeiture), the Participant’s account shall be credited with a number of additional DEUs equal to (i) the per share cash dividend paid by the Company, multiplied by (ii) the total number of Banked PSUs then credited to the Participant’s account (including any previously credited DEUs), divided by (iii) the Fair Market Value of a share of Common Stock on the dividend payment date, rounded down to the nearest whole unit.

(b)

Settlement of DEUs. DEUs shall in all cases be settled at the same time, in the same manner, and pursuant to the same settlement trigger as the Banked PSUs to which they relate, whether settlement occurs on the Settlement Date pursuant to Section 4 or upon an accelerated settlement pursuant to Section 5 or 6. For the avoidance of doubt, DEUs shall be included in the total number of Banked PSUs for purposes of determining the Stock Component and Cash Settlement Amount at settlement, with one-half of the DEUs settled in shares and one-half settled in cash at the Fair Market Value determined as of the applicable settlement date.

(c)	Forfeiture of DEUs. DEUs shall be forfeited at the same time and under the same circumstances as the Banked PSUs to which they relate.

8.

Adjustments for Changes in Capitalization of the Company. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company’s Common Stock or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares of the Company’s Common Stock, exchange of shares of the Company’s Common Stock, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, such adjustment shall be made in the number and class of shares underlying the PSUs (and Banked PSUs) subject to this Agreement, and in the Appreciation Threshold Price, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights, provided that the number of shares underlying the PSUs covered by this Agreement shall always be a whole number.

9.

Delivery and Registration of Shares of Common Stock. The Company’s obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), or any other federal, state or local securities regulation. Unless the foregoing representation is provided, the Company shall not be required to deliver any shares of Common Stock under the Plan prior to (i) the admission of such shares to listing on any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable. The foregoing representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under the Securities Act or other securities law or regulation.

10.

Participant Employment or Service. Nothing in this Agreement shall limit the right of the Company or any Subsidiary to terminate the Participant’s employment or service, or otherwise impose upon the Company or any Subsidiary any obligation to employ or accept the services of the Participant.

11.

Withholding Tax. Upon the settlement of the Banked PSUs, the Company shall withhold from the Cash Settlement Amount, and may withhold from the Stock Component, such amounts as are sufficient to satisfy any applicable income, employment or other taxes required by law to be withheld with respect to the entire settlement (stock and cash components). To the extent the Cash Settlement Amount is insufficient to satisfy the full withholding obligation, the Company may withhold from the Stock Component a number of shares having a Fair Market Value equal to the remaining withholding obligation. The Company shall have the right to deduct from all amounts paid with respect to DEUs the amount of any taxes which the Company is required to withhold at the time such amounts are paid to the Participant pursuant to Sections 4, 5 or 6 of this Agreement.

12.

Recoupment. The Participant acknowledges and agrees that this award and any shares of Common Stock or cash received hereunder are subject to mandatory recoupment (clawback) pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as well as any recoupment policy adopted by the Company in compliance with such requirements (the “Recoupment Policy”). This award shall not be subject to any other discretionary reduction, cancellation, forfeiture or recoupment by the Committee or the Company. The Participant further acknowledges and agrees that this award and any shares of Common Stock received hereunder are subject to any applicable holding period requirements imposed by law, rule or regulation or by the Recoupment Policy.

13.

Conformity with Plan. The grant of PSUs is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Any inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, the Participant acknowledges his or her receipt of this Agreement and the Plan and agrees to be bound by all of the terms of this Agreement and the Plan.

14.

Electronic Signature. All references to signatures and delivery of documents in this Agreement may be satisfied by procedures the Company has established or may establish from time to time for an electronic system for execution and delivery of any such documents, including this Agreement. The Participant’s electronic signature, including, without limitation, “click-through” acceptance of this Agreement through a website maintained by or on behalf of the Company, is the same as, and shall have the same force and effect as, the Participant’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services relating to this Agreement.

15.

Section 409A. The PSUs granted hereunder are intended to constitute a deferred compensation arrangement subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be interpreted, operated and administered in a manner consistent with such intention. The Company shall administer this Agreement in good faith compliance with Section 409A and shall not take any action, or fail to take any action, that would cause this Agreement to fail to comply with Section 409A. Notwithstanding any other provision of this Agreement, in the event that the Participant is a “specified employee” (within the meaning of Section 409A) at the time of a separation from service, any settlement of Banked PSUs and any related DEUs (including the Cash Settlement Amount) that constitutes deferred compensation under Section 409A and that would otherwise be payable upon such separation from service shall instead be settled on the first business day following the six (6)-month anniversary of such separation from service (or, if earlier, upon the Participant’s death), to the extent required to comply with Section 409A. For the avoidance of doubt, a termination due to Disability shall constitute a separation from service for purposes of Section 409A only if such Disability meets the definition set forth in Treasury Regulation §1.409A-3(i)(4). Notwithstanding the foregoing, the Company does not guarantee any particular tax treatment with respect to this award, and the Participant is encouraged to consult with the Participant’s own tax advisors regarding the tax consequences of this award.

16.

Entire Agreement. This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company, and supersede all other agreements, whether written or oral, with respect to this award of PSUs.

17.

Participant Acceptance. The Participant shall signify his/her acceptance of the terms and conditions of this Agreement by signing in the space provided on the signature page and returning a signed copy of this Agreement to the Company. To the extent the terms of any employment, severance or other agreement to which the Participant is a party with the Company or any Subsidiary that is then in effect provide for any rights that conflict with or are otherwise contrary to the terms contained in this Agreement, the terms of this Agreement shall control.

The undersigned Participant:

(a)

Acknowledges that BayCom Corp is not providing the Participant with advice, warranties or representations regarding any of the legal or tax effects to the Participant with respect to this Agreement and that the Participant is encouraged to seek legal and tax advice from the Participant’s own legal and tax advisers as soon as possible;

(b)

Acknowledges that the Participant is familiar with the terms of this Agreement and the Plan, that the Participant has been encouraged by BayCom Corp to discuss this Agreement and the Plan with the Participant’s own legal and tax advisers, and that the Participant agrees to be bound by the terms of this Agreement and the Plan;

(c)	Acknowledges receipt of this Agreement and understands that all rights and obligations with respect to this Agreement are set forth in this Agreement and the Plan;

(d)

Acknowledges that as of the Date of Grant, this Agreement sets forth the entire understanding between the undersigned Participant and the Company and its affiliates regarding this Agreement and supersedes all prior oral and written agreements on that subject; and

(e)

Acknowledges that the Participant is subject to the Company’s insider trading policy, as amended from time to time, and agrees to comply with such policy with respect to any transactions in Company securities at all times, including during any active Measurement Period; acknowledges that the Company may impose trading blackout periods during any active Measurement Period and that the Participant shall not engage in any transactions in Company securities during any such blackout period; and acknowledges that any trading in Company securities by the Participant that is intended or reasonably likely to artificially influence the price of the Common Stock for the purpose of satisfying the Market Vesting Condition shall constitute manipulative trading activity subject to the forfeiture provisions of Section 3(d) and may constitute a violation of applicable federal and state securities laws.

(Signatures contained on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date first written above.

BAYCOM CORP

By:

Name:

Title:

ACCEPTED BY PARTICIPANT:

(Signature)

(Street Address)

(City, State, and Zip Code)

DESIGNATION OF BENEFICIARIES

Date:
Participant:

The Participant designates the following beneficiary or beneficiaries to receive any shares of Common Stock, cash or other property distributable upon the death of the Participant with respect to the PSUs granted pursuant to this Performance Stock Unit Award Agreement dated ___________________, including both the Stock Component and the Cash Component of any settlement.

Name	Relationship	Contact Information	Percentage

Participant Signature

Date: